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                                                                     Exhibit 4.9

                              DECLARATION OF TRUST
                                       OF
                             CAPITAL ONE CAPITAL II


     THIS DECLARATION OF TRUST is made as of January 23, 2002 (this "Declaration of Trust"), by and among Capital One Financial Corporation, a Delaware corporation, as depositor (the "Depositor"), The Bank of New York, a New York banking corporation, as property trustee (the "Property Trustee") and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee," and together with the Property Trustee, the "Issuer Trustees"). The Depositor and the Issuer Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Capital One Capital II" (the "Trust"), in which name the Issuer Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts on behalf of the Trust, and sue and be sued on behalf of the Trust.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust property. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)(S)3801 et seq. (the "Business Trust Act"), and that this
   -------            -- ---
Declaration of Trust constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in such form as the Issuer Trustees may approve.

     3. The Depositor, the Issuer Trustees and certain Administrators to be named therein will enter into an amended and restated Declaration of Trust (the "Amended and Restated Declaration of Trust") satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the preferred securities and common securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Issuer Trustees shall not have any duty or obligation hereunder or with respect of the trust property, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Issuer Trustees may take all actions which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein and as the Issuer Trustees shall be directed in writing by the Depositor.

     4. The Depositor, as the depositor of the Trust, is hereby authorized, in its discretion, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on such form as the Depositor determines (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the preliminary or final prospectus, prospectus supplements and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of any or all of the preferred securities

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of the Trust and (b) a Registration Statement on such appropriate form as the
Depositor determines (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of any or all of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq Stock Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause any or all of the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register any or all of the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to any or all of the Preferred Securities; and (v) to execute on behalf of the Trust that certain Underwriting Agreement relating to any or all of the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

     5. This Declaration of Trust may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     6. The number of Issuer Trustees of the Trust initially shall be two and thereafter the number of Issuer Trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Depositor.

     7. The Depositor hereby agrees, to the fullest extent permitted by applicable law, to (i) reimburse the Issuer Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Issuer Trustees and any of the officers, directors, employees and agents of the Issuer Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of such Indemnified Person.

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     8.   The Trust may be dissolved without issuing any preferred securities at the election of the Depositor.

     9. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGES FOLLOW]


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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.


                                CAPITAL ONE FINANCIAL CORPORATION, as
                                Depositor


                                By: /s/ Stephen Linehan
                                    -------------------------------
                                    Name:  Stephen Linehan
                                    Title: Vice President, Corporate Treasury &
                                           Assistant Treasurer


                                THE BANK OF NEW YORK, as Property
                                Trustee


                                By: /s/ Geovanni Barris
                                    -------------------------------
                                    Name:  Geovanni Barris
                                    Title: Vice President


                                THE BANK OF NEW YORK (DELAWARE), as
                                Delaware Trustee


                                By: /s/ William T. Lewis
                                    -------------------------------
                                    Name:  William T. Lewis
                                    Title: SVP